Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Transcat, Inc.

Rochester, NY

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-61665 and 333-109985) of Transcat, Inc. of our report dated June 22, 2011 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ BDO USA, LLP
BDO USA, LLP New York, NY June 20, 2012